Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for October 2004
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	87,905	86,937	6,544	7,124	7,583	7,737	8,078
Wide loans	34,895	34,726	34,524	34,290	34,092	33,483	33,275
Loans to small business owners	41,179	41,459	41,702	41,892	42,301	41,660	41,960
Small business owner loans	24,749	24,850	24,985	25,056	25,201	24,927	24,942
Business Timely loans	16,430	16,609	16,717	16,836	17,100	16,733	17,018
Secured loans	301	289	296	306	323	342	351
Notes receivable	163	132	137	139	128	114	129

Total number of accounts	164,443	163,543	83,203	83,751	84,427	83,336	83,793

Month-end loans receivable

	(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186	2,374,733	2,489,599
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651	52,644,508	51,959,363
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465	76,033,343	76,843,357
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676	56,834,540	57,294,100
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789	19,198,803	19,549,257
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603	10,263,468	11,521,221
Notes receivable	3,632,584	248,290	221,370	225,340	212,964	180,325	207,511

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872	141,496,379	143,021,053

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Consumer loans
Applications	2,193	2,081	2,115	2,050	2,027	2,064	1,741						14,271
Approvals	526	304	147	223	291	353	179						2,023
Approval ratio	23.99%	14.61%	6.95%	10.88%	14.36%	17.10%	10.28%						14.18%
Wide loans
Applications	577	530	542	483	578	627	500						3,837
Approvals	473	417	436	381	459	466	368						3,000
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%	74.32%	73.60%						78.19%
Small business owner loans
Applications	427	473	609	537	593	519	508						3,666
Approvals	396	399	512	454	520	428	401						3,110
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%	82.47%	79.92%						84.83%
Business Timely loans
Applications	3,819	3,484	5,140	4,971	5,663	6,312	7,000						36,389
Approvals	1,373	1,121	1,689	1,563	2,065	2,266	2,662						12,739
Approval ratio	35.95%	32.18%	32.86%	31.44%	36.46%	35.90%	38.03%						35.01%
Secured loans
Applications	22	20	27	30	45	47	31						222
Approvals	17	12	19	20	31	32	25						156
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%	68.09%	80.65%						70.27%
Notes receivable
Applications	53	38	75	28	56	32	54						336
Approvals	44	34	52	25	43	24	33						255
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%	75.00%	61.11%						75.89%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended October 31, 2002, 2003, and 2004

October 31, 2002

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,827,133	4.08	603,057	1.35	365,259	0.82	18,341	0.04	986,659	2.20	44,766,223
Wide loans	3,423,604	5.61	374,564	0.61	272,999	0.45	868,287	1.42	1,515,852	2.48	61,057,967
Small business owner loans	3,488,060	7.42	392,614	0.84	285,205	0.61	839,140	1.79	1,516,961	3.23	46,990,119
Business Timely loans	507,184	2.90	158,530	0.91	124,002	0.71	4,264	0.02	286,796	1.64	17,470,052
Secured loans	299,885	25.59	12,707	1.08	28,155	2.40	162,003	13.82	202,866	17.31	1,171,896
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,657

Total	9,545,870	5.57	1,541,475	0.90	1,075,623	0.63	1,892,037	1.10	4,509,136	2.63	171,467,917

October 31, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	1,531,017	4.07	495,537	1.32	329,939	0.88	3,662	0.01	829,139	2.20	37,618,932
Wide loans	4,640,735	7.58	569,206	0.93	451,062	0.74	1,268,658	2.07	2,288,927	3.74	61,245,833
Small business owner loans	4,823,021	8.56	489,191	0.87	351,602	0.62	1,466,734	2.60	2,307,527	4.10	56,343,807
Business Timely loans	693,329	3.87	222,724	1.24	162,232	0.91	0	0.00	384,956	2.15	17,896,462
Secured loans	250,917	16.94	2,660	0.18	10,204	0.69	170,314	11.50	183,178	12.37	1,481,220
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	250,139

Total	11,939,020	6.83	1,779,318	1.02	1,305,041	0.75	2,909,370	1.66	5,993,730	3.43	174,836,396

October 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	127,743	5.13	35,920	1.44	23,187	0.93	1,153	0.05	60,262	2.42	2,489,599
Wide loans	4,932,996	9.49	424,422	0.82	316,895	0.61	1,480,767	2.85	2,222,085	4.28	51,959,363
Small business owner loans	6,031,462	10.53	465,003	0.81	419,892	0.73	1,962,684	3.43	2,847,580	4.97	57,294,100
Business Timely loans	739,309	3.78	248,860	1.27	184,692	0.94	9,099	0.05	442,653	2.26	19,549,257
Secured loans	375,019	3.26	6,738	0.06	583	0.01	111,023	0.96	118,345	1.03	11,521,221
Notes receivable	24,227	11.68	4,721	2.28	13,558	6.53	0	0.00	18,280	8.81	207,511

Total	12,230,759	8.55	1,185,667	0.83	958,809	0.67	3,564,728	2.49	5,709,206	3.99	143,021,053

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended August 31, September 30, and October 31, 2004.

August 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	185,385	8.08	23,334	1.02	25,823	1.13	75,980	3.31	125,138	5.45	2,295,186
Wide loans	5,393,135	10.01	431,476	0.80	373,534	0.69	1,928,163	3.58	2,733,175	5.07	53,876,651
Small business owner loans	6,205,870	10.93	438,483	0.77	428,322	0.75	2,429,439	4.28	3,296,245	5.80	56,795,676
Business Timely loans	1,242,288	6.34	236,343	1.21	185,882	0.95	490,538	2.50	912,764	4.66	19,607,789
Secured loans	177,011	2.67	14,027	0.21	4,109	0.06	110,176	1.66	128,312	1.94	6,617,603
Notes receivable	18,281	8.58	2,176	1.02	0	0.00	0	0.00	2,176	1.02	212,964

Total	13,221,974	9.48	1,145,840	0.82	1,017,672	0.73	5,034,299	3.61	7,197,813	5.16	139,405,872

September 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	94,375	3.97	27,817	1.17	396	0.02	771	0.03	28,985	1.22	2,374,733
Wide loans	4,618,111	8.77	419,144	0.80	304,564	0.58	1,421,668	2.70	2,145,378	4.08	52,644,508
Small business owner loans	5,546,710	9.76	488,996	0.86	281,673	0.50	1,887,217	3.32	2,657,887	4.68	56,834,540
Business Timely loans	584,948	3.05	222,813	1.16	1,808	0.01	5,357	0.03	229,980	1.20	19,198,803
Secured loans	159,899	1.56	5,440	0.05	8,894	0.09	109,317	1.07	123,652	1.20	10,263,468
Notes receivable	22,227	12.33	13,558	7.52	2,176	1.21	0	0.00	15,734	8.73	180,325

Total	11,026,272	7.79	1,177,770	0.83	599,514	0.42	3,424,333	2.42	5,201,618	3.68	141,496,379

October 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	127,743	5.13	35,920	1.44	23,187	0.93	1,153	0.05	60,262	2.42	2,489,599
Wide loans	4,932,996	9.49	424,422	0.82	316,895	0.61	1,480,767	2.85	2,222,085	4.28	51,959,363
Small business owner loans	6,031,462	10.53	465,003	0.81	419,892	0.73	1,962,684	3.43	2,847,580	4.97	57,294,100
Business Timely loans	739,309	3.78	248,860	1.27	184,692	0.94	9,099	0.05	442,653	2.26	19,549,257
Secured loans	375,019	3.26	6,738	0.06	583	0.01	111,023	0.96	118,345	1.03	11,521,221
Notes receivable	24,227	11.68	4,721	2.28	13,558	6.53	0	0.00	18,280	8.81	207,511

Total	12,230,759	8.55	1,185,667	0.83	958,809	0.67	3,564,728	2.49	5,709,206	3.99	143,021,053

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

August 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	8	2,650	0	0	7	25,900	4	3,950	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	25	184,500	5	6,800	1	20,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	3,000	0	0	16	113,500	35	29,600	1	15,000
usen Corp.	89	24,830	1	2,000	46	150,100	257	207,226	0	0
Other	373	101,702	458	1,229,020	426	1,948,100	202	161,199	29	2,048,300

Total	479	132,182	459	1,231,020	520	2,422,100	503	408,775	31	2,083,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	19	32,500
Shinsei Business Finance Co., Ltd.	1	2,970	32	214,270
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	61	161,100
usen Corp.	0	0	393	384,156
Other	19	28,679	1,507	5,517,001

Total	20	31,649	2,012	6,309,027

September 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	3	600	0	0	7	37,200	6	5,100	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	44	383,000	2	2,000	2	23,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	6	1,650	0	0	7	78,400	36	30,700	0	0
usen Corp.	80	20,825	0	0	42	128,600	363	304,287	0	0
Other	395	112,760	466	1,235,870	328	1,290,560	157	129,800	30	3,775,300

Total	484	135,835	466	1,235,870	428	1,917,760	564	471,887	32	3,798,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	16	42,900
Shinsei Business Finance Co., Ltd.	0	0	48	408,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	49	110,750
usen Corp.	0	0	485	453,712
Other	6	11,898	1,382	6,556,188

Total	6	11,898	1,980	7,571,551

October 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	7	2,390	0	0	8	24,300	4	3,500	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	29	184,200	1	2,000	2	18,300
Telemarketing (Shinsei Business Finance Co., Ltd.)*	8	1,290	0	0	16	121,000	39	34,250	0	0
usen Corp.	47	13,000	1	3,500	55	191,200	501	500,737	0	0
Other	288	78,020	367	957,130	293	1,353,250	121	103,493	23	1,586,300

Total	350	94,700	368	960,630	401	1,873,950	666	643,980	25	1,604,600

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	19	30,190
Shinsei Business Finance Co., Ltd.	0	0	32	204,500
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	63	156,540
usen Corp.	0	0	604	708,437
Other	13	21,554	1,105	4,099,748

Total	13	21,554	1,823	5,199,415

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

August 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	262	90,116	4	7,132	448	1,109,793	304	304,193	1	1,688
Shinsei Business Finance Co., Ltd.	4	1,193	0	0	212	1,039,615	69	95,763	3	37,463
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	211	69,651	1	2,359	193	809,048	986	952,929	3	24,180
usen Corp.	743	219,832	5	12,748	242	744,203	1,153	1,346,318	0	0
Other	6,363	1,914,392	34,082	53,854,410	24,106	53,093,015	14,588	16,908,585	316	6,554,270

Total	7,583	2,295,186	34,092	53,876,651	25,201	56,795,676	17,100	19,607,789	323	6,617,603

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,019	1,512,924
Shinsei Business Finance Co., Ltd.	1	2,970	289	1,177,006
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,394	1,858,169
usen Corp.	0	0	2,143	2,323,102
Other	127	209,994	79,582	132,534,669

Total	128	212,964	84,427	139,405,872

September 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	259	86,716	3	5,267	447	1,107,556	291	294,205	1	1,666
Shinsei Business Finance Co., Ltd.	4	1,193	0	0	252	1,364,397	67	92,450	3	30,303
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	203	67,898	1	2,335	195	854,491	988	963,219	3	24,077
usen Corp.	794	238,508	5	12,586	279	846,381	1,443	1,698,112	0	0
Other	6,477	1,980,416	33,474	52,624,318	23,754	52,661,713	13,944	16,150,815	335	10,207,421

Total	7,737	2,374,733	33,483	52,644,508	24,927	56,834,540	16,733	19,198,803	342	10,263,468

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,001	1,495,413
Shinsei Business Finance Co., Ltd.	1	2,970	327	1,491,315
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,390	1,912,021
usen Corp.	0	0	2,521	2,795,588
Other	113	177,355	78,097	133,802,040

Total	114	180,325	83,336	141,496,379

October 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	262	86,742	3	5,191	448	1,101,338	292	294,070	1	1,640
Shinsei Business Finance Co., Ltd.	3	1,138	0	0	270	1,430,574	68	95,408	5	48,436
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	206	67,631	1	2,310	203	902,515	999	976,372	2	19,611
usen Corp.	826	246,868	6	15,923	277	894,096	1,755	2,144,303	0	0
Other	6,781	2,087,217	33,265	51,935,939	23,744	52,965,576	13,904	16,039,101	343	11,451,533

Total	8,078	2,489,599	33,275	51,959,363	24,942	57,294,100	17,018	19,549,257	351	11,521,221

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,006	1,488,982
Shinsei Business Finance Co., Ltd.	1	2,970	347	1,578,528
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,411	1,968,440
usen Corp.	0	0	2,864	3,301,192
Other	128	204,541	78,165	134,683,909

Total	129	207,511	83,793	143,021,053

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	October 31, 2004		March 31, 2004		October 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	86,333	73.58%	92,701	64.66%	94,260	67.43%
Bank	66,862	56.99%	64,771	45.18%	66,538	47.60%
Life insurance companies	—	0.00%	100	0.07%	125	0.09%
Non-life insurance companies	2,226	1.90%	2,407	1.68%	1,624	1.16%
Other financial institutions	17,244	14.70%	25,423	17.73%	25,973	18.58%
Direct	30,998	26.42%	50,666	35.34%	45,522	32.57%

Total	117,331	100.00%	143,367	100.00%	139,782	100.00%

Borrowings by maturity

	(amount in millions of yen)
	October 31, 2004		March 31, 2004		October 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	5,683	4.84%	5,300	3.70%	5,600	4.01%
Long-term loan	111,648	95.16%	138,067	96.30%	134,181	95.99%
Long-term loan within 1year	55,180	47.03%	61,923	43.19%	62,268	44.55%
Long-term loan over 1year	56,467	48.13%	76,143	53.11%	71,912	51.45%

Total	117,331	100.00%	143,367	100.00%	139,782	100.00%

Borrowing rates

			(%)
	October 31, 2004	March 31, 2004	October 31, 2003
Indirect	2.17	2.33	2.40
Bank	2.10	2.28	2.34
Life insurance companies	—	2.39	2.33
Non-life insurance companies	2.34	2.60	2.90
Other financial institutions	2.46	2.44	2.52
Direct	1.90	2.04	2.18

Total	2.10	2.23	2.33